UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

VERIFONE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 8, 2018, VeriFone Systems, Inc. sent the below communication to certain stockholders:

June 8, 2018

Dear Stockholder:

We recently mailed to you a proxy statement of VeriFone Systems, Inc. (Verifone) wherein your support is requested, among other matters, for the merger agreement detailed in the proxy statement. We urge your support for all the Proposals to be voted upon at the special meeting of stockholders to be held on June 19, 2018.    As of the date of this letter your shares of Verifone remain unvoted.

The VeriFone board of directors unanimously recommends that stockholders vote “FOR” each of the proposals being submitted to a vote at the Verifone special meeting of stockholders.

Please Vote Your Verifone Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all stockholders to have their voices heard. Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the proposal. Failure to vote and a vote to abstain will have the same effect as a vote against the proposal to adopt the merger agreement and thereby approve the merger.

There are three ways to vote your shares of Verifone without attending the special meeting of stockholders in person – each only taking a few moments:

•	By Telephone – Stockholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•	By Internet – Stockholders can submit their vote via internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•	By Mail – Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on June 18, 2018, the day preceding the special meeting of stockholders.

If you need assistance in voting your shares or have questions regarding the special meeting of stockholders, please contact Verifone’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of Verifone.

Sincerely,

VeriFone Systems, Inc.

If you have questions or need assistance in voting your shares, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com